SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Foster Wheeler Ltd.

(Exact name of registrant as specified in its charter)

Bermuda*	22-3802649
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

c/o Foster Wheeler Inc.
Perryville Corporate Park	08809-4000
Clinton, New Jersey	(Zip Code)
(Address of principle executive offices)

*                 Maintains its registered offices at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda, and its principal executive offices at Perryville Corporate Park, Clinton, New Jersey 08809-4000

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☒

Securities Act registration statement file number to which this Form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of par value $0.01 per share

(Title of class)

Foster Wheeler Ltd.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of Foster Wheeler Ltd.’s common shares is incorporated by reference Foster Wheeler’s Ltd.’s current report on Form 8-K filed on April 12, 2002.

Item 2. Exhibits.

1.               Form of specimen share certificate for Foster Wheeler Ltd.’s common shares (previously filed as exhibit 4.2 to Foster Wheeler Ltd.’s current report on Form 8-K filed on May 25, 2001).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Foster Wheeler Ltd.

By:	/s/ Lisa Fried Gardner
	Name:	Lisa Fries Gardner
	Title:	Vice President and Secretary

Date:  May 31, 2005